 Exhibit 99.1

FOR IMMEDIATE RELEASE

ADAPTHEALTH PROVIDES Full-year 2023 Guidance AND
Preliminary Commentary on Fourth Quarter 2022 REsults

PLYMOUTH MEETING, Pa. – January 10, 2023 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions, including home medical equipment, medical supplies and related services, today provided its initial guidance for full-year 2023 and preliminary commentary on fourth quarter 2022 results.

Based on current business, market trends, and acquisitions completed to date, the Company is establishing initial guidance for fiscal year 2023 as follows:

•	Net revenue of $3.210 billion to $3.290 billion;
•	Adjusted EBITDA of $690 million to $750 million; and
•	Total capital expenditures are expected to be 9-11% of net revenue.

Guidance for fiscal year 2023 reflects anticipated net impacts from scheduled changes in the reimbursement and regulatory environment, including increased revenue related to the consumer price index updates to the DMEPOS fee schedule, the extension of current rural and non-rural/non-CBA blended Medicare rates and the extension of sequester relief in 2023.  Consistent with prior guidance estimates, the Company’s guidance for fiscal year 2023 does not include contribution from any acquisitions that have not yet closed.

For the full year 2022, the Company anticipates net revenue to be near the midpoint of the previously-provided guidance range of $2.950 billion to $3.010 billion and Adjusted EBITDA to be near the low end of the previously-provided guidance range of $620 million to $650 million. The Company expects to release fourth quarter and full year 2022 results on February 28, 2023.

Steve Griggs, Chief Executive Officer, commented, “We are pleased with our guidance for the full year ending December 31, 2023 which reflects continued improvement and stabilization of the supply of PAP devices for our sleep business and overall non-acquired net revenue growth for the Company in the range of 8% to 10%.”

“Demand remains very strong across our businesses and we are pleased with our ability to execute on that demand, addressing the needs of our patients and adding value for our partners. We continue to work on innovative technology solutions that allow us to seamlessly communicate with patients, providers and payers to take advantage of value-based care and chronic care management opportunities. At the same time, we are not immune to the cost of goods inflation and labor pressures that all operators in the healthcare industry are experiencing and we will continue to look for ways to drive efficiency and generate operating leverage.”

The preliminary information regarding 2022 results presented in this press release is unaudited, is based on the Company’s current estimates of its financial results for the quarter and fiscal year ended December 31, 2022, and remains subject to change based on management’s final review of the Company’s fourth quarter financial results and the completion of the Company’s annual audit.

About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment (HME), medical supplies, and related services. The Company provides a full suite of medical products and solutions designed to help patients manage chronic conditions in the home, adapt to challenges in their activities of daily living, and thrive. Product and service offerings include (i) sleep therapy equipment, supplies, and related services (including CPAP and bi PAP services) to individuals suffering from obstructive sleep apnea, (ii) medical devices and supplies to patients for the treatment of diabetes (including continuous glucose monitors and insulin pumps), (iii) HME to patients discharged from acute care and other facilities, (iv) oxygen and related chronic therapy services in the home, and (v) other HME devices and supplies on behalf of chronically ill patients with wound care, urological, incontinence, ostomy and nutritional supply needs. The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 3.9 million patients annually in all 50 states through its network of approximately 750 locations in 47 states.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; and the impact of the coronavirus (COVID-19) pandemic and the Company’s response to it. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Information and Financial Guidance

This release contains non-GAAP financial guidance, which is adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis. These non-GAAP items are adjusted after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods.

The Company uses EBITDA and Adjusted EBITDA, which are financial measures that are not prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures.

The Company believes Adjusted EBITDA is useful to investors in evaluating the Company’s financial performance. The Company uses this metric as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements.

EBITDA and Adjusted EBITDA should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items, including equity-based compensation expense, transaction costs, changes in fair value of the warrant liability, and other non-recurring items of expense or income in full year 2022. As a result, reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s non-GAAP financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any specified items that have not yet been identified and quantified. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

Contacts

AdaptHealth Corp.

Jason Clemens, CFA

Chief Financial Officer

Anton Hie

Vice President, Investor Relations

IR@adapthealth.com